Schedule to Exhibit 10.22

Stock Option Modification Agreement

The following executive officers named in this Annual Report on Form 10-K for the year ended December 31, 2007 were parties to a Stock Option Modification Agreement with TurboChef Technologies, Inc., the form of which was filed with the SEC and is listed as Exhibit 10.22 to this Report:

Officer	Date of Grant	Original Grant Price	# of Options

Richard E. Perlman	10/29/03	$5.25	416,666

James K. Price	10/29/03	$5.25	416,666

J. Miguel Fernandez	4/19/04	$9.66	33,333
de Castro	5/3/05	$10.35	15,000

James A. Cochran	10/29/03	$5.25	133,333
5/3/05	$10.35	15,000

Paul P. Lehr	10/29/03	$5.25	116,666
5/25/04	$10.20	16,666
5/3/05	$10.35	40,000

Stephen J. Beshara	11/21/03	$7.92	133,333
5/3/05	$10.35	40,000